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                                                                  EXHIBIT 3.1


                               ARTICLES OF INCORPORATION

                                          OF

                                CHAPMAN HOLDINGS, INC.



    FIRST: The undersigned, Michael W. Conron, whose post office address is 1800 Mercantile Bank and Trust Building, 2 Hopkins Plaza, Baltimore, Maryland 21201, being over eighteen years of age and acting as incorporator, hereby forms a Corporation under the Maryland General Corporation Law.

    SECOND: The name of the corporation (which is hereinafter called the "Corporation") is: Chapman Holdings, Inc.

    THIRD:  The purposes for which the Corporation is formed are as follows:

    (a) To carry on the following: investment banking; the conducting of transactions in the securities, commodities, financial, investment, advisory and related businesses as a broker, dealer, underwriter or investment adviser or in a related capacity; the acting as an administrative distributor, adviser or otherwise; on the part of investment funds and mutual funds; the acting as agent or otherwise in connection with the insurance business; acting as principal, agent, adviser or otherwise in connection with the real estate or mortgage banking business; and acting as a holding company with respect to other companies engaged in any of the businesses listed above or any other business.

    (b) To carry on any and all business, transactions and activities permitted by the Maryland General Corporation Law which may be deemed desirable by

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the Board of Directors of the Corporation, whether or not identical with or related to the business described in the foregoing paragraphs of this Article, as well as all activities and things necessary and incidental thereto, to the full extent empowered by such laws.

    FOURTH: The post office address of the principal office of the Corporation in this State is 11 East Chase Street, Suite 9-E, Baltimore, Maryland 21202. The resident agent of the Corporation in this State is CSC-Lawyers Incorporating Service Company, whose post office address is 11 East Chase Street, Suite 9-E, Baltimore, Maryland 21202. Said resident agent is a citizen of the State of Maryland, and actually resides therein.

    FIFTH: The total number of shares of stock of all classes which the Corporation has authority to issue is Twenty Million (20,000,000) shares of Common Stock, par value One Mill ($0.001) per share. The aggregate par value of all shares having par value is Twenty Thousand Dollars ($20,000.00).

    SIXTH: The Corporation shall have two (2) Directors (which number may be increased or decreased, but to not less than the lesser of three (3) or the number of stockholders, pursuant to the Bylaws of the Corporation), and Nathan A. Chapman, Jr., and Earl U. Bravo, Sr. shall act as such until the first annual meeting or until their successors are duly chosen and qualified.

    SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

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    (a)  The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, and securities convertible into shares of its stock, of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

    (b) No contract or other transaction between this Corporation and any other corporation, partnership, individual or other entity and no act of this Corporation shall in any way be affected or invalidated by the fact that any of the directors of this Corporation are directors, principals, partners or officers of such other entity, or are pecuniarily or otherwise interested in such contract, transaction or act; provided that (i) the existence of such relationship or such interest shall be disclosed to the Board of Directors or to a committee of the Board of Directors if the matter involves a committee decision, and the contract, transaction or act shall be authorized, approved or ratified by a majority of disinterested directors on the Board or on such committee, as the case may be, even if the number of disinterested directors constitutes less than a quorum or (ii) the contract, transaction or act shall be authorized, ratified or approved in any other manner permitted by the Maryland General Corporation Law.

    (c) The Corporation reserves the right to make, from time to time, any amendments of its charter which may now or hereafter be authorized by law, including any amendments which alter the contract rights of any class of outstanding stock as expressly set forth in the charter.

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    (d)  The Board of Directors shall have the power to classify or reclassify any unissued stock, whether now or hereafter authorized, by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such stock.

    (e) Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a designated proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in this charter.

    (f) Unless otherwise provided by the Board of Directors, no holder of stock of any class shall be entitled to preemptive rights to subscribe for or purchase or receive any part of any new or additional issue of stock of any class of the Corporation or securities convertible into stock of any class of the Corporation.

    (g) The Corporation elects not to be governed by Subtitle 6 of Title 3 of the Maryland General Corporation Law with respect to any "business combination" as defined in such Subtitle. In addition, any acquisition of any shares of stock of the Corporation, including any acquisition of voting rights or other interests in any such stock, shall be exempt from the provisions of Title 3, Subtitle 7 of the Maryland General Corporation Law. Accordingly, the provisions of Title 3, Subtitle 6 (Business Combination) and Subtitle 7 (Control Shares) of the Maryland General Corporation Law shall not apply to this Corporation.

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    EIGHTH:

    (a) The Corporation shall indemnify its currently acting and its former directors and officers against any and all liabilities and expenses incurred in connection with their services in such capacities to the maximum extent permitted by the Maryland General Corporation Law, as from time to time amended.

    (b) If approved by the Board of Directors, the Corporation may indemnify its employees, agents and persons who serve and have served, at its request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture or other enterprise to the extent determined to be appropriate by the Board of Directors.

    (c) The Corporation shall advance expenses to its directors and officers entitled to mandatory indemnification to the maximum extent permitted by the Maryland General Corporation Law and may in the discretion of the Board of Directors advance expenses to employees, agents and others who may be granted indemnification.

    (d) The Board of Directors may, by bylaw, resolution or agreement, make further provision for indemnification of directors, officers, employees and agents.

    (e) To the maximum extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, as from time to time amended, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the

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Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

    (f) No amendment or repeal of any section of this Article, or the adoption of any provision of the Corporation's Charter inconsistent with this Article, shall apply to or affect in any respect the rights to indemnification or limitation of liability of any director or officer of the Corporation with respect to any alleged act or omission which occurred prior to such amendment, repeal or adoption.

    IN WITNESS WHEREOF, I have signed these Articles of Incorporation on the 12th day of December 1997, and have acknowledged such Articles to be my act.


                                              /s/ MICHAEL W. CONRON
                                              ------------------------
                                                  Michael W. Conron
                                                  Incorporator


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